UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report: (Date of earliest event reported): June 11, 2015

Nexstar Broadcasting Group, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-50478	23-3083125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Freeway, Suite 700

Irving, Texas 75062

(Address of Principal Executive Offices, including Zip Code)

(972) 373-8800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of SecurIity Holders.

The following matters were voted upon at the Annual Meeting of Stockholders of Nexstar Broadcasting Group, Inc. (the “Company”) held on June 11, 2015 and received the votes set forth below:

1.	All of the following persons nominated were elected to serve as Class III directors for a term of three years and received the number of votes set opposite their respective names:

	FOR:	WITHHELD:	BROKER NON-VOTES:
Perry A. Sook	26,751,077	560,383	2,365,785
Geoff Armstrong	27,160,737	150,723	2,365,785
Jay M. Grossman	26,699,889	611,571	2,365,785

2.	A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2015 received 29,524,909 votes FOR, 150,256 votes AGAINST and 2,080 abstentions.

3.	A proposal to approve, by non-binding vote, the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s Proxy Statement, filed on April 24, 2015, received 26,930,755 votes FOR, 375,432 votes AGAINST, and 5,273 abstentions.

4.	A proposal to approve the 2015 Long-Term Equity Incentive Plan received 25,897,825 votes FOR, 1,408,344 votes AGAINST and 5,291 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC.

	By:	/s/ Thomas E. Carter
Date: June 17, 2015	Name:	Thomas E. Carter
	Title:	Chief Financial Officer